SECURITIES AND EXCHANGE COMMISSION



                          WASHINGTON D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) - October 15,
1997




                   NORTH  FORK BANCORPORATION, INC.
       (Exact name of Registrant as specified in its charter)






  Delaware			                    1-10458		           36-3154608
(State or other jurisdiction	  (Commission		          (IRS Employer
 of incorporation)		     	     File Number)		       Identification No.)





275 Broad Hollow Road
Melville, New York					                            	11747
(Address of principal executive offices          (Zip Code)



 Registrant's telephone number, including
area code:	        (516) 844-1004

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ITEM 5.    OTHER EVENTS



	North Fork Bancorporation, Inc. issued a press release announcing its earnings for the quarter ended September 30, 1997. The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS



(a)	Financial Statements of the Business Acquired.
	Not Applicable


(b)	Pro Forma Financial Information
	Not Applicable


(c)	Exhibits
		99.1	Press Release dated October 7, 1997

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                                SIGNATURE




	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:	October 31, 1997









					NORTH FORK BANCORPORATION, INC.


					By:   /s/  Daniel M. Healy


     				       Daniel M. Healy
   					        Executive Vice President and
			             Chief Financial Officer



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Exhibit 99.1





FOR IMMEDIATE RELEASE	         	Contact:	Daniel M. Healy
                          						Executive Vice President &
                          						Chief Financial Officer





                	NORTH FORK BANCORP ANNOUNCES
              	NET INCOME FOR 1997 THIRD QUARTER


	Melville, N.Y. - October 15, 1997 - North Fork Bancorporation, Inc. (NYSE: NFB) reported net income of $29.9 million, or $.45 per share for the quarter ended September 30, 1997, as compared to $17.8 million, or $.28 per share in 1996. Net income for the nine months ended September 30, 1997 was $85.3 million or $1.29 per share, as compared to $58.4 million or $.90 per share for the corresponding period in 1996. Net income for the quarter and nine month period ended September 30, 1996, included an after-tax charge of $5 million or $.08 per share associated with the recapitalization of the Savings Association Insurance Fund ("SAIF"). The Company's return on average equity and assets for the three and nine months ended September 30, 1997 approximated
23% and 1.8%, respectively. The prior year consolidated results and financial highlights have been restated to include North
Side Savings Bank, which was acquired in a pooling-of-interest transaction on December 31, 1996. "Earnings contributions from the North Side branches are significantly ahead of plan. We expect that trend to continue as we convert this thrift franchise into earnings per share enhancements for our shareholders. We fully expect to have similar results from our pending merger with New York Bancorp," stated John Adam Kanas, Chairman, President and Chief Executive Officer.



	On October 7, 1997, the Company announced the proposed acquisition of New York Bancorp, Inc., in a stock-for-stock acquisition valued at approximately $800 million. New York Bancorp is the parent company of Home Federal Savings Bank, with total assets of $3.3 billion, deposits of $1.7 billion and stockholders' equity of $167 million at June 30, 1997. The transaction will be accounted for as a pooling of interests for financial reporting purposes. It will require the typical
regulatory and shareholder approvals from both companies.   Home
Federal Savings Bank operates through 30 locations in the New York metropolitan areas of Brooklyn, Queens, Nassau, Staten Island and Suffolk counties. The transaction is expected to close in the first quarter of 1998. "We foresee immediate accretion in earnings per share and excellent opportunities to leverage our commercial banking products into the 200,000 customers currently serviced by Home Federal Savings Bank," stated Mr. Kanas.



	Net interest income increased to $71.2 million and $207.5 million for the three and nine month periods ended September 30, 1997, respectively, compared to $60.0 million and $169.4 million in the comparable periods of the preceding year. The net interest margin for the three and nine month periods ended September 30, 1997 was 4.60% and 4.73%, respectively, compared to 4.49% and 4.44% for 1996. The growth in demand deposits favorably impacted net interest margins as those balances increased $150.6 million or 22% to $836.0 million, representing 18.8% of total deposits at September 30, 1997 when compared with $685.4 million, or 15.4% of total deposits at September 30, 1996.


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

  Loans, net of unearned income, increased $539.3 million, or 18.2%, to $3.5 billion at September 30, 1997, when compared to $3.0 billion at September 30, 1996. During the most recent quarter, the Company successfully sold for cash approximately $6.5 million in non-performing assets. As a result, the allowance for loan losses to non-performing loans improved to 444%. Further, non-performing loans to total loans, net of unearned income, improved to .35% at September 30, 1997, when compared to .84% at September 30, 1996.



	On September 23, 1997, the Company declared its quarterly cash dividend of $.15 cents per share, payable on November 14, 1997 to shareholders of record at the close of business on October
23, 1997.



	 The Company's previously announced purchase of Branford
Savings Bank is expected to close by year end. Branford, with total assets of $187 million, operates through several branch locations in Connecticut.



	North Fork Bancorporation, Inc. with total assets of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million, or $8.16 book value per share, is the holding company of North Fork Bank operating 80 branches in the New
York metropolitan area.



	On a pro forma basis at June 30, 1997, assuming the completion of the acquisition of New York Bancorp and Branford, North Fork will have approximately $10.1 billion in assets, $5.6 billion in loans, $6.3 billion in deposits and capital of $800 million.
Its branch locations will exceed 100 throughout New York and Connecticut.


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
                  North Fork Bancorporation, Inc.
                          (NYSE:  NFB)
        (in thousands, except ratio and per share amounts)

                       							     Three Months Ended	           Nine Months Ended
                  							         Sept. 30,    Sept. 30,       Sept. 30,    Sept. 30,
INCOME STATEMENT HIGHLIGHTS        1997          1996(2)         1997         1996 (2)

    Interest Income 	             $126,332 	    $105,799 	     $359,458 	   $300,093
    Interest Expense 	              55,140       	45,843       	151,977     	130,677
        Net Interest Income    	    71,192       	59,956       	207,481 	    169,416
    Provision for Loan Losses 	      1,500        	1,700         	4,500     	  5,100
    Net Interest Income after
       Provision for Loan Losses 	  69,692       	58,256 	      202,981     	164,316
    Non-Interest Income:
       Fees & Service Charges on
         Deposit Accounts 	          4,827        	4,281	        13,917     	 11,972
       Broker Commissions
         & Trust Fees 	              2,295        	1,423 	        6,167     	  4,287
       Mortgage Banking Operations 	   546 	         504         	1,416 	      1,675
       Other Operating Income        1,842 	       1,365	         4,532 	      3,943
       Net Securities Gains 	           38 	       1,462 	        2,273 	      2,968
    Total Non-Interest Income 	      9,548        	9,035        	28,305     	 24,845
    Non-Interest Expense:
       Operating Expenses  	        28,730 	      27,373 	       85,691 	     77,582
       Amortization of
           Intangible Assets 	       1,817 	       1,926 	        5,483	       4,383
       Other Real Estate             	  44 	         167           	163 	        876
       SAIF Recapitalization Charge      -        	8,350 	            -      	 8,350
    Total Non-Interest Expense     	30,591 	      37,816 	       91,337 	     91,191

    Income Before Income Taxes 	    48,649       	29,475       	139,949      	97,970
    Provision for Income Taxes     	18,756 	      11,680 	       54,670      	39,617
          Net Income 	             $29,893 	     $17,795 	      $85,279 	    $58,353


    Earnings Per Share 	             $0.45 	       $0.28 	        $1.29 	       $0.90
   Cash Dividends per Share (3) 	    $0.15 	       $0.10        	$0.425 	       $0.30
   Average Equivalent
      Shares Outstanding 	          66,515       	63,641 	       66,215	       64,757
  Return on Average Total Assets    	1.79% 	       1.23%         	1.80%        	1.42%
  Return on Average
      Stockholders' Equity         	22.89%       	16.98%        	23.32%       	18.28%
  Yield on Interest
      Earning Assets (4)            	8.07% 	       7.85%         	8.11%	        7.81%
  Cost of Funds 	                    4.30% 	       4.00%         	4.18% 	       4.00%
  Net Interest Margin  (4) 	         4.60% 	       4.49% 	        4.73% 	       4.44%
  Core Efficiency Ratio (5) 	       36.89% 	      42.60% 	       38.16% 	      42.25%



(1)	All per share amounts have been adjusted to reflect the
issuance of a two-for-one stock split that was paid to
shareholders on May 15, 1997.

(2)	On December 31,1996, North Side Savings Bank was merged with and into the Company.  The merger had been accounted for as a pooling-of-interests.  The Company utilizes a fiscal year which ends on December 31 for reporting purposes, whereas North Side used a fiscal year which ended on September 30 for such
purposes.  The financial results of North Side for 1996 have been adjusted to conform to that of the Company.

(3)	Cash dividends do not reflect dividends declared by North
Side prior to the merger.

(4)	Presented on a tax equivalent basis.

(5)	The core efficiency ratio is defined as the ratio of
non-interest expense, net of other real estate related costs and other non-recurring charges, to net interest income on a taxable equivalent basis and other non-interest income net of securities gains.

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
                     North Fork Bancorporation, Inc.
                              (NYSE:  NFB)
          (in thousands, except ratio and per share amounts)




                            							        Sept. 30,     June 30,       Dec. 31,    Sept. 30,
BALANCE SHEET HIGHLIGHTS                     1997          1997           1996         1996
    Loans, net of unearned income and fees $3,509,722	   $3,434,064 	   $3,171,525 	$2,970,408
    Allowance for Loan Losses 	                54,611       	55,837 	       53,894 	    54,698
    Securities Available-for-Sale 	         1,633,737    	1,666,704       	857,391	  1,396,685
    Securities Held-to-Maturity 	           1,166,329 	   1,214,831     	1,300,115	  1,028,647
    Intangible Assets                         	76,692 	      78,502 	       82,073 	    84,537
    Total Assets 	                          6,615,620 	   6,613,754 	    5,750,527 	 5,709,877
    Deposits - Demand 	                       836,020 	     793,747 	      734,907 	   685,385
    Deposits - Other                       	3,622,629 	   3,623,784 	    3,734,603 	 3,765,384
    Federal Funds Purchased & Securities
      Sold Under Agreements to Repurchase 	 1,381,024 	   1,465,549	       621,789 	   734,167
    Other Borrowings 	                         35,000       	35,000 	       35,000 	    35,000
    Company-Obligated Mandatorily Redeemable
       Capital Securities of Subsidiary Trust 	99,646 	      99,643         99,637 	         -
    Stockholders' Equity 	                    538,281      	504,589 	      457,531 	   430,910
    Book Value Per Share 	                      $8.16 	       $7.65 	        $7.05 	     $6.88


SELECTED FINANCIAL HIGHLIGHTS

CAPITAL:

  Risk Based Capital
      Tier 1 	                                 14.34% 	      14.04%        	15.12% 	    11.75%
      Total 	                                  15.59%       	15.29% 	       16.38% 	    13.01%
  Leverage Ratio 	                              8.38% 	       8.13% 	        8.61% 	     6.29%


  Actual Shares Outstanding 	                  65,987 	      65,939 	       64,892  	   62,642

ASSET QUALITY:

   Non-Performing Loans 	                      12,299       	22,219 	       20,341 	    24,926
   Other Real Estate  	                         5,499 	       2,709 	        1,898 	     3,751
   Total Non-Performing Assets 	              $17,798      	$24,928       	$22,239	    $28,677

 	 	     Restructured Accruing Loans 	        $12,204 	     $12,251 	      $13,734	    $14,292


   Allowance for loan losses to
        non performing loans 	                   444% 	        251% 	         265% 	      219%
   Allowance for loan losses to total
        loans, net of unearned
        income and fees 	                       1.56% 	       1.63%          1.70% 	     1.84%
    Non-Performing Loans to total loans, net
        of unearned income and fees            	0.35%        	0.65% 	        0.64% 	     0.84%
